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Exhibit 21 - Subsidiaries of the Registrant

The voting securities of the subsidiaries below are in each case owned by Forest
City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented.
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                                                           Percentage of
                                                         Voting Securities
                                                             Owned By                     State of
                  Name of Subsidiary                     Immediate Parent              Incorporation
                  ------------------                     ----------------              -------------

Forest City Rental Properties Corporation                       100                         Ohio
     Forest City Residential Group, Inc.                        100                         Ohio
     Forest City Commercial Group, Inc.                         100                         Ohio
     Forest City Commercial Holdings, Inc.                      100                       New York
Forest City Trading Group, Inc.                                 100                        Oregon
Sunrise Development Co.                                         100                         Ohio
     Sunrise Land Co.                                           100                         Ohio
          FC-Granite, Inc.                                      100                         Ohio
               Granite Development Parnters, L.P.               67                        Delaware
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